Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-194253, No. 333-204958, No. 333-219806, No. 333-226677, No. 333-233029 and No. 333-241605) and Form S-3 (No. 333-226676) of Endo International plc of our report dated February 26, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 26, 2021